UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 18, 2024

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36579	20-5258327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Cardinal Way

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Common Stock	ADVM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 18, 2024, Adverum Biotechnologies, Inc. (the “Company”) announced positive 52-week topline data from the Company’s LUNA Phase 2 clinical trial and new four-year long-term follow-up data from the Company’s OPTIC extension trial of Ixoberogene soroparvovec (“Ixo-vec”) in patients with wet age-related macular degeneration (“AMD”). In connection with the data release, the Company compiled a presentation (the “Presentation”) that includes the data referenced above. A copy of the Presentation is furnished as Exhibit 99.1. For important information about forward-looking statements, see the slide titled “Forward-Looking Statements” in Exhibit 99.1 attached hereto.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission (“SEC”) made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing

Item 8.01	Other Events.

As noted in Item 7.01, on November 18, 2024, the Company announced positive 52-week topline data from the Company’s LUNA Phase 2 clinical trial and new four-year long-term follow-up data from the Company’s OPTIC extension trial of Ixo-vec in patients with wet AMD. Ixo-vec is the Company’s clinical-stage gene therapy product candidate for the treatment of wet AMD.

LUNA Phase 2 Trial and OPTIC First-in-Human Trial - Background and Baseline Prior Anti-VEGF Injections

LUNA is an ongoing double-masked, randomized Phase 2 trial. 60 patients with wet AMD were randomized equally across two dose cohorts, 6E10 or 2E11 vg/eye. The trial is evaluating multiple prophylactic regimens, including topical steroid eyedrops (difluprednate) with or without Ozurdex® and with or without oral steroids. LUNA is designed to inform the selection of both the Ixo-vec dose and prophylactic regimen for Phase 3 registrational trials.

OPTIC is an ongoing, open-label, dose-ranging first-in-human trial. 30 patients with wet AMD requiring frequent IVT injections were enrolled equally across two doses, 2E11 or 6E11. Patients received either six weeks of prophylactic topical steroid eye drops or 13 days of prophylactic oral steroids. The OPTIC trial was a two-year study, with an optional 3-year extension.

The LUNA and OPTIC data cutoff dates were August 29, 2024, and August 21, 2024, respectively. At the data cutoff date for LUNA, 57 patients had completed the 52-week study visit, with 3 discontinuations due to adverse events unrelated to study drug. 23 OPTIC patients elected to participate in the OPTIC extension. At the data cutoff date for OPTIC, 21 patients had completed the 4-year study visit, with 2 discontinuations unrelated to study drug.

Both LUNA and OPTIC were designed to assess a broad wet AMD population, including hard-to-treat patients with severe disease who required frequent anti-VEGF injections before enrolling in the trial. At baseline, mean annualized prior anti-VEGF injections in the year prior to enrolling in LUNA and OPTIC were 10.1 (2.6 SD) and 9.9 (1.9 SD), respectively.

LUNA 52-week Analysis Topline Data Summary

-	Both doses of Ixo-vec maintained visual and anatomic endpoints through 52 weeks.

•	Best Corrected Visual Acuity (BCVA) - least squares mean BCVA change from baseline at week 52 (95% CI)[1]:

•	6E10: -2.1 (-4.8, 0.7)

•	2E11: -1.8 (-4.6, 0.9)

1. Excludes 1 participant at each dose with letter loss due to cataract

•	Central Subfield Thickness (CST) - least squares mean CST (µm) change from baseline at week 52 (95% CI):

•	6E10: -10.2 (-29.0, 8.5)

•	2E11: -21.9 (-40.4, -3.3)

-	Both doses of Ixo-vec achieved an industry leading treatment burden reduction and proportion patients who were injection free through 52 weeks.

•	Treatment Burden Reduction - % reduction in mean annualized anti-VEGF injections:

•	6E10: 88% treatment burden reduction

•	2E11: 92% treatment burden reduction

•	Proportion of Patients Injection Free:

•	6E10: 54% injection free, with 75% of patients with ≤1 injection

•	2E11: 69% injection free, with 79% of patients with ≤1 injection

-	Both doses of Ixo-vec were well tolerated, with local steroids effectively managing inflammation when present.

•	No 6E10 patients had inflammation at week 52 or at any subsequent visit[2].

•	No Ixo-vec-related serious adverse events. All Ixo-vec-related AEs were either mild or moderate: no episcleritis, vasculitis, retinitis, choroiditis, vascular occlusion, or hypotony.

•	The most common Ixo-vec-related AEs were dose-dependent anterior inflammation responsive to local corticosteroids and anterior pigmentary changes with no impact on vision.

•	No new onset inflammation after week 30.

2. Inflammation defined as grade ≥ 1 AC/VC cells

-	6E10 dose with topical eyedrops as prophylactic regimen selected for pivotal program, providing a predictable long-term favorable safety profile.

•	No patients at 6E10 with topical eyedrops had inflammation at week 52 or at any subsequent visit.

•	Only one subject had inflammation, which resolved by year 1.

-	LUNA results underscored by sub-group analyses that support potential best-in-class product profile and position Ixo-vec for potential clinical, regulatory and commercial success.

•	Demonstrated consistent benefit in both patients with ≤300 µm baseline CST (“dry”) and patients with > 300 µm baseline CST (“wet”).

•	Demonstrated maintenance of visual and anatomic outcomes in injection-free patients.

•	Demonstrated even more robust clinical activity in patients with less treatment burden (experienced patients with <6 injections in year prior to LUNA).

-	Results from our LUNA patient preference survey demonstrate strong preference for Ixo-vec over prior anti-VEGF therapies and acceptability of steroid regimen.

•

93% (n=56) of LUNA patients at 52 weeks prefer Ixo-vec, including accompanying steroid regimen, over prior treatments. Patient preference for Ixo-vec over prior treatments increased over time, from 88% (n=57) at 26 weeks.

•	95% (n=56) of LUNA patients would elect to receive Ixo-vec in the other eye if both eyes had wet AMD.

•	96% (n=56) of LUNA patients would recommend Ixo-vec to their family or friends with wet AMD.

•	100% (n=10) of patients on the 6E10 pivotal dose and topical eyedrop steroid regimen prefer Ixo-vec over prior treatments for wet AMD.

•	100% (n=10) of patients on the 6E10 pivotal dose and topical eyedrop steroid regimen would elect to receive Ixo-vec in other eye if both eyes had wet AMD.

•	100% (n=10) of patients on the 6E10 pivotal dose and topical eyedrop steroid regimen would recommend Ixo-vec to their family or friends with wet AMD.

•	No patients receiving topical eyedrop alone prophylaxis (n=20) stated it was difficult to manage.

OPTIC (2E11) 4-year Analysis Topline Data Summary

-

Patients in OPTIC received 9.9 mean annualized injections prior to receiving Ixo-vec. Despite significant treatment need at baseline, these patients continue to experience long-term benefit from Ixo-vec through at least 4 years of follow up, including maintenance of vision, durability of anatomical improvements and sustained reduction in anti-VEGF treatment burden. Aflibercept levels have been demonstrated up to 5-years post-treatment.

•	Patients had an 86% reduction in annualized anti-VEGF injections through year 4, with a robust reduction in treatment burden demonstrated in each year following Ixo-vec administration.

•	Through Year 1: 84% reduction in anti-VEGF injections

•	Through Year 2: 81% reduction in anti-VEGF injections

•	Through Year 3: 84% reduction in anti-VEGF injections

•	Through Year 4: 86% reduction in anti-VEGF injections

•	4-year OPTIC data underscore Ixo-vec’s reliable long-term benefit.

•	Nearly 50% of patients were injection free through 4 years following Ixo-vec treatment.

•	78% of OPTIC participants who were injection free through year 1 remained injection free through year 4.

•	88% of OPTIC participants who were injection free through year 2 remained injection free through year 4.

•	Durable aqueous aflibercept protein levels up to 5 years after a single Ixo-vec IVT injection.

-	Ixo-vec at 2E11 was generally well tolerated and demonstrated a favorable safety profile.

•	Inflammation was dose dependent, did not impact vision and, when present, was responsive to local corticosteroids.

•	Long-term data establish a 10-fold safety margin from highest dose tested in wet AMD.

Key Design Elements of the Ixo-vec Phase 3 Pivotal Program

-	The company plans to conduct two, double-masked, randomized Phase 3 clinical trials.

-	The initial 284-patient, US-based ARTEMIS Phase 3 study is expected to enroll a broad patient population, including both treatment-naïve and treatment-experienced wet AMD patients.

-

The primary endpoint, measured at an average of weeks 52 and 56, is non-inferiority (NI) in mean BCVA change from baseline between Ixo-vec (6E10 vg/eye) and aflibercept (2mg Q8W). The non-inferiority margin for this study is -4.5 letters.

-	All patients will receive three monthly loading doses of aflibercept prior to Ixo-vec.

-	The study will utilize a sham in the control arm to support masking. Patients in both arms will be eligible for supplemental injections of aflibercept and will receive topical steroid eye drops.

-	This trial design is based on our end-of-Phase 2 feedback from the U.S. Food and Drug Administration (FDA).

-	ARTEMIS remains on track and is expected to initiate in 1H 2025.

Estimated Market Opportunity

The Company estimates that the global market opportunity for wet AMD will be approximately $9 billion in 2025 and $13 billion in 2035.

Updated Cash Runway Guidance

As of September 30, 2024, the Company had $153.2 million in cash, cash equivalents and short-term investments. The Company expects to be able to fund operations into the second half of 2025, which does not include completion of the ARTEMIS Phase 3 trial.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding events or results that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements regarding: the long-term potential best-in-class product profile of Ixo-vec; potential best-in-class injection-free rates and reduction in injection burden of Ixo-vec; the trial design of the Ixo-vec Phase 3 pivotal program and anticipated initiation timing; the potential of Ixo-vec to be transformative and a best-in-class therapy; the potential life-long therapeutic benefit and predictable safety profile of Ixo-vec; the potential of Ixo-vec to shift the treatment paradigm for patients with wet AMD; the ability to establish gene therapy as a standard of care for wet AMD patients; the likelihood of clinical, regulatory and commercial success of Ixo-vec; the Company’s cash sufficiency and runway; the Company’s estimates regarding the global market opportunity for wet AMD; and other statements that are not historical fact. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including risks inherent to, without limitation: the Company’s novel technology, which makes it difficult to predict the timing of commencement and completion of clinical trials; regulatory uncertainties; enrollment uncertainties; the results of early clinical trials not always being predictive of future clinical trials and results; the potential for future complications or side effects in connection with use of Ixo-vec; and risks associated with market condition. Additional risks and uncertainties facing the Company are set forth under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the SEC on November 4, 2024 and subsequent filings with the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Slide presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Adverum Biotechnologies, Inc.

Dated: November 18, 2024	By:	/s/ Laurent Fischer
Laurent Fischer, M.D. President and Chief Executive Officer